EXHIBIT 99.1


FOR IMMEDIATE RELEASE

         STOCKHOLDERS OF SECURITY FINANCIAL BANCORP, INC. APPROVE MERGER
                         WITH STANDARD BANCSHARES, INC.

      St.  John,  Indiana,  June 12,  2003 - Security  Financial  Bancorp,  Inc.

(Nasdaq  SmallCap:   SFBI),  St.  John,   Indiana,   announced  today  that  its

stockholders   overwhelmingly   approved  the  pending   merger  with   Standard

Bancshares,  Inc., Hickory Hills,  Illinois, at a meeting held on June 10, 2003.

The  merger is  expected  to close in the  second  quarter  of 2003,  subject to receipt of all regulatory approvals.


      Security  Financial  Bancorp,  Inc.  is the holding  company for  Security

Federal Bank & Trust and is headquartered in St. John, Indiana.


      Statements contained in this release,  which are not historical facts, are forward-looking  statements  as that term is defined in the  Private  Securities

Litigation  Reform Act of 1995.  Such  forward-looking  statement are subject to risk and  uncertainties,  which could cause actual results to differ  materially from those currently anticipated due to a number of factors,  which include, but are not limited to, factors  discussed in documents filed by Security  Financial with  the  Securities  and  Exchange  Commission  from  time to  time.  Security

Financial does not undertake or intend to update any forward-looking statements.


CONTACT:    John Nicholas, Investor Relations (219) 365-4344